UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2007

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

 Item 2.02 Results of Operations and Financial Condition

On August 6, 2007, the Company issued the following press release.

Puget Energy reports second quarter 2007 financial results

•	Puget Sound Energy second quarter 2007 income of 33 cents per diluted share
•	Calendar year 2007 guidance of $1.50 to $1.65 per diluted share re-affirmed

BELLEVUE, Wash (Aug. 6, 2007) — Puget Energy (NYSE: PSD) today reported net income of $38.6 million, or 33 cents per diluted share, for the second quarter 2007 compared to $53.5 million, or 46 cents per diluted share, in the second quarter 2006.  The discontinued operations of InfrastruX Group (InfrastruX), a utility construction-services subsidiary, that was sold on May 7, 2006 and the establishment of a charitable foundation that was funded with $15 million of the InfrastruX sales proceeds were reflected in Puget Energy’s second quarter 2006 net income.
Net income from Puget Energy’s regulated electric and gas utility subsidiary, Puget Sound Energy (PSE), was $38.4 million, or 33 cents per share, in the second quarter 2007, compared to $30.1 million, or 26 cents per share, in the second quarter 2006.
“Our latest results reflect favorable second-quarter hydroelectric power supplies and increased production from company-owned renewable and thermal generating facilities,” said Stephen P. Reynolds, chairman, president and chief executive officer for Puget Energy.  “Our strategic investments in our Wild Horse and Hopkins Ridge wind facilities as well as our natural gas-fired Goldendale Generating Station, are helping us to meet continued strong customer-growth in the region.
“We continue to execute on our integrated resource plan.  Last week the Washington Utilities and Transportation Commission (WUTC) approved the multiparty settlement we filed in July on our Power Cost Only Rate Case (PCORC) to recover expected power costs and our $120 million investment in Goldendale.  In July, we also signed a 20-year power-purchase agreement with PPM Energy that will provide us with 50 MWs of new wind-power supply from the Klondike III Wind Project, scheduled to be completed this fall in north-central Oregon.”
The increase in PSE’s 2007 second quarter earnings over the prior year’s level was primarily the result of growth in retail-sales volume, increased production from low-cost hydroelectric power and other company-owned generating facilities, and higher retail rates.  Such benefits were partially offset by higher operations, maintenance, depreciation and interest expense, including costs related to the addition of new generating resources and energy delivery infrastructure investments.  Expenses related to the addition of new generating facilities were mitigated by the deferral of certain ownership and operating costs for the 277-megawatt (MW) Goldendale Generating Station (Goldendale), which was placed in service in February 2007.

Puget Sound Energy (PSE) Second Quarter 2007 summary:
Table 1 below summarizes the primary items that impacted second quarter 2007 results from PSE:

Table 1: Second quarter 2007 vs. second quarter 2006 EPS reconciliation for PSE	Cents per diluted share
PSE’s second quarter 2006 earnings	$0.26
Increase in electric margin	0.18
Increase in gas margin	0.04
Credit to depreciation and amortization related to Goldendale	0.03
Increase in depreciation and amortization expense, excluding the Goldendale deferral	(0.04)
Increase in utility operations and maintenance expenses	(0.09)
Increase in interest expense	(0.04)
Other variances, net	(0.01)
PSE’s second quarter 2007 earnings	$0.33

Puget Sound Energy (PSE) Second Quarter 2007 Highlights:
Key components of PSE’s second quarter 2007 financial performance are highlighted below.  All amounts are pre-tax unless otherwise noted.
•	As of June 30, 2007, PSE provided service to 1,047,800 electric customers and 721,100 natural gas customers, representing 2.3 percent and 2.6 percent increases, respectively, in the last 12 months.

•
Retail electric and natural gas sales volumes increased by 1.8 percent and 3.1 percent, respectively, resulting primarily from customer growth.  Temperatures and heating-degree days were near historic averages for the Pacific Northwest in the second quarters of both 2007 and 2006.

•
Electric margin increased by $32.6 million in the second quarter of 2007 compared to 2006.  The impact of a 5.9 percent rate increase effective July 1, 2006, a 1.8 percent increase in retail-sales volumes, and increased production from low-cost hydroelectric power and company-owned generating facilities also contributed to the growth in electric margin.  Such increases to electric margin were partially offset by the impact of a 1.3 percent general tariff rate decrease effective Jan. 13, 2007.

Electric margin is electric sales to retail and transportation customers less pass-through tariff items, revenue-sensitive taxes and power costs.  Power costs include the cost of generating and purchasing electric energy sold to customers, including transmission costs to bring electric energy to PSE’s service territory.

The Power Cost Adjustment mechanism (PCA) allows PSE to recover power costs according to certain terms.  The PCA is designed to limit PSE’s exposure to variations in power costs within a calendar year.  Due to the seasonal nature of power costs and PSE’s load, under-recovery is normally anticipated in the first and fourth quarters and over-recovery in the second and third quarters.  The magnitude of power cost recovery between similar quarters from one year to another varies as a result of several factors including relative market prices for fuel and purchased power in those periods and the impact of revisions to the PCA.  Therefore, PSE’s quarterly power cost recovery should not be assumed to be indicative of expected recovery for the full calendar year.

The increase in second quarter 2007 electric margin reflects $23.5 million related to the PCA.  PSE over-recovered power costs under the PCA by $36.5 million in the second quarter 2007 compared to $13 million in the second quarter 2006.  In the first quarter 2007, PSE’s power cost under-recovery was $13.6 million.  During the first quarter 2006, power cost under-recovery did not affect earnings because PSE's maximum exposure under the PCA mechanism was limited by a $40 million cap in effect during the period.  Therefore, PSE’s net power cost over-recovery for the first six months in 2007 was $22.9 million, compared to $13 million for the same period in 2006.  During the first six months in 2007, electric margin increased by $27.4 million of which $9.9 million related to the PCA, compared to the same period in 2006.

•
Natural gas margin increased in the second quarter of 2007 by $8.1 million.  The increase was primarily due to a 3.1 percent increase in natural gas sales volumes and the impact of a 2.8 percent general tariff rate increase that became effective Jan. 13, 2007.

Natural gas margin represents natural gas sales to retail and transportation customers, net of revenue-based taxes, less the cost of purchasing and transporting natural gas.

•
Utility operations and maintenance expense in the second quarter 2007 increased by $15.3 million over second quarter 2006 levels.  The addition of new electric generating facilities placed in service over the past 12 months and higher energy production at other company-owned generating facilities accounted for $7.5 million of the increase.  The balance of the increase was the result of higher expenses related to operating and maintaining PSE’s energy-delivery systems, support services and increased customer-service costs.

•
PSE’s second quarter 2007 results reflect the deferral of certain ownership and operating costs totaling $5.9 million related to Goldendale.  On April 11, 2007, the WUTC authorized PSE to defer such costs until resolution of PSE’s PCORC, filed on March 20, 2007.  A regulatory asset was established to record the deferral, and a corresponding credit is reflected in the financial statements as a reduction to depreciation and amortization expense.  Deferral of such costs will cease effective Sept. 1, 2007 and recovery of Goldendale deferred amounts, including carrying charges, will be included in PSE’s next general tariff rate proceeding.

•
Depreciation and amortization expense in the second quarter of 2007 increased by $1.2 million, net of the benefit from the $5.9 million Goldendale deferral, over the second quarter in 2006.  Excluding the Goldendale deferral, depreciation and amortization expense increased by $7.1 million as a result of new electric generating facilities and energy delivery infrastructure placed in service over the past 12 months.  As PSE continues to invest in its energy-delivery infrastructure to support service territory growth and service reliability initiatives, the trend in increased depreciation and amortization expense is expected to continue.

•
Second quarter 2007 interest expense, net of the debt portion of Allowance for Funds During Construction (AFUDC), increased by $7.9 million over the 2006 second-quarter level, due to a higher amount of debt outstanding.  As of June 30, 2007, outstanding debt totaled $3.2 billion compared to the June 30, 2006 level of $2.5 billion.  The newer total reflects additional borrowing related to new electric generating facilities, utility transmission and distribution infrastructure investments, and $90.4 million in system restoration expenses incurred as a result of a severe December 2006 windstorm.  Recovery of such deferred system restoration costs and related carrying charges are not reflected in current rates.  Rate recovery will be requested in PSE’s next general tariff rate proceeding, per the storm damage recovery mechanism established by the WUTC.  Carrying charges on such deferred amounts are not being accrued.

    Table 2 below summarizes Puget Energy’s reported earnings of $38.6 million, or 33 cents per share, for the second quarter in 2007 compared to $53.5 million, or 46 cents per share, in the same period of 2006.  Puget Energy’s second quarter 2006 reported earnings reflect the discontinued operations of InfrastruX, a utility construction-services subsidiary that was sold on May 7, 2006 and the establishment of a charitable foundation that was funded with $15 million of the InfrastruX sales proceeds during the second quarter of 2006.

Table 2: Puget Energy reported earnings for the second quarter
	Second Quarter
Net Income (Loss) in millions of dollars	2007	2006
Continuing Operations - PSE	$38.4	$30.1
Continuing Operations - Charitable Foundation Funding	-	(9.8)
Continuing Operations - Other	0.2	0.2
Continuing Operations	38.6	20.5
Discontinued Operations (InfrastruX)	-	33.0
Puget Energy	$38.6	$53.5

Earnings per Fully Diluted Share
Continuing Operations - PSE	$0.33	$0.26
Continuing Operations - Charitable Foundation Funding	-	(0.08)
Continuing Operations	0.33	0.18
Discontinued Operations (InfrastruX)	-	0.28
Puget Energy	$0.33	$0.46

Fully diluted common shares outstanding (millions)	117.2	116.4

Puget Energy 2007 Outlook:
Puget Energy anticipates 2007 earnings from continuing operations to be within the previously disclosed range of $1.50 to $1.65 per diluted share.

Conference Call:
Puget Energy will provide additional information regarding its second quarter 2007 results during a conference call for analysts scheduled at 10 a.m. ET (7 a.m. PT) on Tuesday, Aug. 7, 2007.  The call will be broadcast live through a webcast at PugetEnergy.com.  The Web cast will be archived and available for replay following the call.  A tape-recorded replay of the call will be available two hours after completion of the conference call on Aug. 7, 2007 through midnight (ET) on Aug. 21, 2007 by dialing 1-888-286-8010 and entering the conference identification number at 29664378.

Form 10-Q Quarterly Report for the Second Quarter of 2007:
Puget Energy will file its Form 10-Q for the second quarter of 2007 with the Securities and Exchange Commission (SEC) on Aug. 6, 2007, a copy of which will be available through the SEC’s website at www.sec.gov or at PugetEnergy.com.  Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-Q filing.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington. For more information visit PugetEnergy.com.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 721,000 natural gas customers, primarily in Western Washington. PSE meets the energy needs of its growing customer base through incremental, cost-effective energy efficiency, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure.  For more information visit PSE.com.

CAUTIONARY STATEMENT:  Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include PSE’s plans relating to possible future regulatory filings and to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings guidance for the year-end 2007.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, and weather conditions.  More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

###

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 6/30[1]		Six months ended 6/30[1]
	2007	2006	2007	2006

Operating revenues
Electric	$ 435,261	$ 380,980	$ 962,880	$ 848,403
Gas	225,175	192,457	692,184	599,044
Non-utility operating revenue	702	954	9,979	5,092
Total operating revenues	661,138	574,391	1,665,043	1,452,539
Operating expenses
Purchased electricity	172,757	187,945	454,849	440,070
Electric generation fuel	23,726	14,292	49,784	35,876
Residential exchange	(17,562)	(38,670)	(52,040)	(95,303)
Purchased gas	139,055	118,362	449,702	385,041
Unrealized net (gain) on derivative instruments	1,536	(150)	(4,246)	825
Utility operations & maintenance	98,935	83,598	197,106	170,966
Non-utility expense and other	2,768	915	4,898	1,709
Depreciation & amortization	65,832	64,545	135,441	128,429
Conservation amortization	8,749	7,462	19,078	15,510
Taxes other than income taxes	63,294	54,199	150,363	133,938
Total operating expenses	559,090	492,498	1,404,935	1,217,061
Operating income	102,048	81,893	260,108	235,478
Other income (deductions):
Charitable foundation funding	---	(15,000)	---	(15,000)
Other income	6,223	6,786	10,987	10,127
Other expense	(2,829)	(781)	(3,861)	(2,258)
Interest Charges:
AFUDC	2,943	3,027	5,361	5,049
Interest expense	(52,192)	(44,562)	(103,453)	(88,274)
Income from continuing operations before income taxes [3]	56,193	31,363	169,142	145,122
Income taxes	17,593	10,788	51,480	50,974
Net income from continuing operations	38,600	20,575	117,662	94,148
Income from discontinued operations, net of tax	12	32,954	12	51,901
Net income before cumulative effect of	38,612	53,529	117,674	146,049
accounting change
Cumulative effect of accounting change	---	---	---	89
Net Income	$ 38,612	$ 53,529	$ 117,674	$ 146,138
Common shares outstanding	116,659	115,907	116,567	115,817
Diluted shares outstanding	117,158	116,405	117,115	116,266
Basic earnings per common share before cumulative effect
of accounting change from continuing operations	$ 0.33	$ 0.18	$ 1.01	$ 0.81
Basic earnings from discontinued operations	---	0.28	---	0.45
Cumulative effect from accounting change	---	---	---	---
Basic earnings per common share	$ 0.33	$ 0.46	$ 1.01	$ 1.26

Diluted earnings per common share before cumulative effect
of accounting change from continuing operations [3]	$ 0.33	$ 0.18	$ 1.00	$ 0.81
Diluted earnings from discontinued operations	---	0.28	---	0.45
Cumulative effect from accounting change	---	---	---	---
Diluted earnings per common share[2]	$ 0.33	$ 0.46	$ 1.00	$ 1.26

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.
[3]
Net Income from Continuing Operations was $30,325, or $.26 per diluted earnings per common share, in the second quarter of 2006 excluding the impact of Puget Energy charitable foundation funding of $15 million ($9.75 million net of taxes).

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 6/30		Six months ended 6/30
	2007	2006	2007	2006
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$ 199,419	$ 167,174	$ 491,446	$ 409,108
Commercial	173,493	159,489	372,986	342,252
Industrial	25,133	24,189	52,258	50,466
Other retail sales, including change in unbilled	(7,979)	(5,639)	(31,561)	(21,404)
Subtotal, retail sales	390,066	345,213	885,129	780,422
Transportation, including change in unbilled	2,437	2,664	4,778	5,375
Sales to other utilities & marketers	27,078	16,751	46,279	32,554
Other[1]	15,680	16,352	26,694	30,052
Total electricity sales	435,261	380,980	962,880	848,403
Gas
Residential	134,940	110,016	435,806	375,108
Commercial	72,402	62,416	207,935	179,224
Industrial	10,222	12,589	32,486	29,403
Subtotal, retail sales	217,564	185,021	676,227	583,735
Transportation	3,194	3,100	6,781	6,714
Other	4,417	4,336	9,176	8,595
Total gas sales	225,175	192,457	692,184	599,044
Total energy sales revenues	$ 660,436	$ 573,437	$ 1,655,064	$ 1,447,447
Energy sales volumes (unaudited)
Electricity (in mWh)
Residential	2,431,968	2,374,816	5,984,930	5,802,784
Commercial	2,210,127	2,121,333	4,630,616	4,460,808
Industrial	338,625	338,371	679,017	684,194
Other, including change in unbilled	(165,284)	(105,919)	(430,362)	(342,223)
Subtotal, retail sales	4,815,436	4,728,601	10,864,201	10,605,563
Transportation, including change in unbilled	529,683	525,991	1,049,430	1,052,411
Sales to other utilities & marketers	638,284	786,058	1,055,007	1,105,965
Total mWh	5,983,403	6,040,650	12,968,638	12,763,939
Gas (in 000's of therms)
Residential	90,691	82,813	310,554	298,489
Commercial	56,934	54,968	166,555	160,717
Industrial	8,295	11,938	27,176	27,566
Transportation	50,596	50,629	109,376	105,459
Total gas volumes	206,516	200,348	613,661	592,231
Margins[2] ($ in thousands; unaudited)
Electric	$ 206,491	$ 173,941	$ 403,354	$ 375,969
Gas	60,845	52,789	171,304	153,096
Weather (unaudited)
Actual heating degree days	836	779	2,803	2,546
Normal heating degree days[3]	888	888	2,830	2,830
Customers served at June 30[4] (unaudited)
Electricity
Residential	925,329	908,629
Commercial	115,725	109,048
Industrial	3,775	3,586
Other	2,943	2,549
Transportation	18	17
Total electricity customers	1,047,790	1,023,829
Gas
Residential	665,958	648,542
Commercial	52,392	51,233
Industrial	2,640	2,629
Transportation	123	121
Total gas customers	721,113	702,525

[1] Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory.  Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees.
[4] Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: August 6, 2007	James W. Eldredge Vice President, Controller and Chief Accounting Officer